Exhibit 99.1

Chicken Soup for the Soul Entertainment to Host First Quarter Conference Call on May 15, 2019

COS COB, CT – May 8, 2019 – Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment”) (Nasdaq: CSSE), a growing media company building online video on-demand (“VOD”) networks that provide video content for all screens, today announced it will host a conference call and live webcast to discuss the results of its first quarter ended March 31, 2019.

Conference Call Information

To participate in this event, dial in approximately 5 to 10 minutes before the beginning of the call.

•	Date, Time: Wednesday, May 15, 2019, 4:30 p.m. ET.

•	Toll-free: (833) 832-5128

•	International: (484) 747-6583

•	Conference ID: 6285789

•	A live webcast is available at http://ir.cssentertainment.com/ under the “News & Events” tab

Conference Call Replay Information

•	Toll-free: (855) 859-2056

•	International: (404) 537-3406

•	Reference ID: 6285789

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. is a growing media company building online video on-demand (“VOD”) networks that provide video content for all screens. The company also curates, produces and distributes long- and short-form video content that brings out the best of the human spirit, and distributes online content through its wholly-owned subsidiary, A Plus. The company is aggressively growing its business through a combination of organic growth, licensing and distribution arrangements, acquisitions, and strategic relationships. The company is also expanding its partnerships with sponsors, television networks and independent producers. The company’s subsidiary, Screen Media, is a leading global independent television and film distribution company that owns one of the largest independently owned television and film libraries. The company also owns Popcornflix®, a popular online advertiser-supported VOD (“AVOD”) network and Pivotshare, a leading subscription-based VOD (‘SVOD”) platform. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC.

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the offering circular) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

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INVESTOR RELATIONS

James Carbonara

Hayden IR

james@haydenir.com

(646) 755-7412

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul